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                       CASINO MAGIC OF LOUISIANA, CORP.

                                    ISSUER


                                 $115,000,000
                      13% FIRST MORTGAGE NOTES DUE 2003
                           WITH CONTINGENT INTEREST



                         JEFFERSON CASINO CORPORATION

                                  GUARANTOR


                              _________________

                                  INDENTURE

                         Dated as of August 22, 1996
                              _________________




                       FIRST UNION BANK OF CONNECTICUT


                                   TRUSTEE

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
                            CROSS-REFERENCE TABLE*
TRUST  INDENTURE
  ACT  SECTION           INDENTURE SECTION
310  (a)(1)                           7.10
     (a)(2)                           7.10
     (a)(3)                           N.A.
     (a)(4)                           N.A.
     (a)(5)                           7.10
     (b)                              7.10
     (c)                              N.A.
311  (a)                              7.11
     (b)                              7.11
     (c)                              N.A.
312  (a)                              2.05
     (b)                             11.03
     (c)                             11.03
313  (a)                              7.06
     (b)(1)                          10.03
     (b)(2)                           7.07
     (c)                        7.06;11.02
     (d)                              7.06
314  (a)                        4.03;11.02
     (b)                             10.02
     (c)(1)                          11.04
     (c)(2)                          11.04
     (c)(3)                           N.A.
     (d)                 10.03,10.04,10.05
     (e)                             11.05
     (f)                              N.A.
315  (a)                              7.01
     (b)                        7.05,11.02
     (c)                              7.01
     (d)                              7.01
     (e)                              6.11
316  (a)(last  sentence)              2.09
     (a)(1)(A)                        6.05
     (a)(1)(B)                        6.04
     (a)(2)                           N.A.
     (b)                              6.07
     (c)                              2.12
317  (a)(1)                           6.08
     (a)(2)                           6.09
     (b)                              2.04
318  (a)                             11.01
     (b)                              N.A.
     (c)                             11.01
N.A.  means  not  applicable.
*This  Cross-Reference  Table  is  not  part  of  the  Indenture.

                             TABLE OF CONTENTS

                                                                       PAGE

                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

     Section  1.01.     Definitions                                      1
     Section  1.02.     Other  Definitions                              20
     Section  1.03.     Incorporation by Reference of Trust Indenture
                        Act                                             21
     Section  1.04.     Rules  of  Construction                         22

                                  ARTICLE 2
                                  THE NOTES

     Section  2.01.     Form  and  Dating                               22
     Section  2.02.     Execution  and  Authentication                  23
     Section  2.03.     Registrar  and  Paying  Agent                   23
     Section  2.04.     Paying  Agent  to  Hold  Money  in  Trust       24
     Section  2.05.     Holder  Lists                                   24
     Section  2.06.     Transfer  and  Exchange                         24
     Section  2.07.     Replacement  Notes                              32
     Section  2.08.     Outstanding  Notes                              32
     Section  2.09.     Treasury  Notes                                 33
     Section  2.10.     Temporary  Notes                                33
     Section  2.11.     Cancellation                                    33
     Section  2.12.     Defaulted  Interest                             33
     Section  2.13.     Exchange  Registration                          34

                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

     Section  3.01.     Notices  to  Trustee                            34
     Section  3.02.     Selection  of  Notes  to  Be  Redeemed          34
     Section  3.03.     Notice  of  Redemption                          35
     Section  3.04.     Effect  of  Notice  of  Redemption              35
     Section  3.05.     Deposit  of  Redemption  Price                  35
     Section  3.06.     Notes  Redeemed  in  Part                       36
     Section  3.07.     Optional  Redemption                            36
     Section  3.08.     Redemption  Pursuant  to  Gaming  Law           37
     Section  3.09.     Mandatory  Redemption                           37
     Section  3.10.     Offer to Purchase by Application of Excess
                        Proceeds                                        38

                                  ARTICLE 4
                                  COVENANTS

     Section  4.01.     Payment  of  Notes                              40
     Section  4.02.     Maintenance  of  Office  or  Agency             41
     Section  4.03.     Reports                                         41
     Section  4.04.     Compliance  Certificate                         42
     Section  4.05.     Taxes                                           43
     Section  4.06.     Stay,  Extension  and  Usury  Laws              43
     Section  4.07.     Restricted  Payments                            44
     Section  4.08.     Dividend and Other Payment Restrictions
                        Affecting Subsidiaries                          47
     Section  4.09.     Incurrence of Indebtedness and Issuance of
                        Preferred Stock                                 47
     Section  4.10.     Asset  Sales                                    49
     Section  4.11      Event  of  Loss                                 51
     Section  4.12.     Transactions  with  Affiliates                  52
     Section  4.13.     Liens                                           53
     Section  4.14.     Line  of  Business                              53
     Section  4.15.     Corporate  Existence                            53
     Section  4.16.     Offer to Repurchase Upon Change of Control      53
     Section  4.17.     Limitation on Issuances and Sales of Capital
                        Stock of Wholly  Owned  Subsidiaries            55
     Section  4.18.     Subsidiary  Guarantees.                         55
     Section  4.19.     Maintenance  of  Insurance                      55
     Section  4.20.     Limitation on Status as Investment Company      57
     Section  4.21.     Further  Assurances                             57
     Section  4.22.     Construction                                    57
     Section  4.23.     Limitations  on  Use  of  Proceeds              57
     Section  4.24.     Sale  and  Leaseback  Transactions              58
     Section  4.25.     Restrictions on Preferred Stock of Subsidiaries 58
     Section  4.26.     Payments  for  Consent                          58
     Section  4.27.     Advances  to  Subsidiaries                      58
     Section  4.28.     Collateral  Documents                           59
     Section  4.29.     Restriction on Payment of Management Fees       59
     Section  4.30.     Limitation  on  Activities  of  Jefferson       60

                                  ARTICLE 5
                                  SUCCESSORS

     Section  5.01.     Merger,  Consolidation, or Sale of Assets       60
     Section  5.02.     Successor  Corporation  Substituted             61

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

     Section  6.01.     Events  of  Default                             62
     Section  6.02.     Acceleration                                    65
     Section  6.03.     Other  Remedies                                 66
     Section  6.04.     Waiver  of  Past  Defaults                      66
     Section  6.05.     Control  by  Majority                           66
     Section  6.06.     Limitation  on  Suits                           66
     Section  6.07.     Rights of Holders of Notes to Receive Payment   67
     Section  6.08.     Collection  Suit  by  Trustee                   67
     Section  6.09.     Trustee  May  File  Proofs  of  Claim           67
     Section  6.10.     Priorities                                      68
     Section  6.11.     Undertaking  for  Costs                         69
     Section  6.12.     Management  of  Casinos                         69

                                  ARTICLE 7
                                   TRUSTEE

     Section  7.01.     Duties  of  Trustee                             69
     Section  7.02.     Rights  of  Trustee                             71
     Section  7.03.     Individual  Rights  of  Trustee                 71
     Section  7.04.     Trustee's  Disclaimer                           72
     Section  7.05.     Notice  of  Defaults                            72
     Section  7.06.     Reports by Trustee to Holders of the Notes      72
     Section  7.07.     Compensation  and  Indemnity                    73
     Section  7.08.     Replacement  of  Trustee                        74
     Section  7.09.     Successor  Trustee  by  Merger,  etc            76
     Section  7.10.     Eligibility;  Disqualification                  76
     Section  7.11.     Preferential Collection of Claims Against
                        Company                                         76

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section  8.01.     Option  to  Effect  Legal  Defeasance or
                        Covenant Defeasance                             76
     Section  8.02.     Legal  Defeasance  and  Discharge               76
     Section  8.03.     Covenant  Defeasance                            77
     Section  8.04.     Conditions to Legal or Covenant Defeasance      78
     Section  8.05.     Deposited Money and Government Securities to
                        be Held in Trust;  Other  Miscellaneous
                        Provisions                                      79
     Section  8.06.     Repayment  to  Company                          80
     Section  8.07.     Reinstatement                                   80
     Section  8.08.     Note  Collateral                                81

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

     Section  9.01.     Without  Consent  of  Holders  of  Notes        81
     Section  9.02.     With  Consent  of  Holders  of  Notes           82
     Section  9.03.     Compliance  with  Trust  Indenture  Act         84
     Section  9.04.     Revocation  and  Effect  of  Consents           84
     Section  9.05.     Notation  on  or  Exchange  of  Notes           84
     Section  9.06.     Trustee  to  Sign  Amendments,  etc             85

                                  ARTICLE 10
                           COLLATERAL AND SECURITY

     Section  10.01.    Security                                        85
     Section  10.02.    Recording  and  Opinions                        86
     Section  10.03.    Release  of  Note  Collateral                   88
     Section  10.04.    Protection  of  the  Trust  Estate              89
     Section  10.05.    Certificates  of  the  Company                  90
     Section  10.06.    Certificates  of  the  Trustee                  90
     Section  10.07.    Authorization of Actions to Be Taken by the
                        Trustee Under  the  Collateral  Documents       90
     Section  10.08.    Authorization of Receipt of Funds by the
                        Trustee Under the  Collateral  Documents        91
     Section  10.09.    Termination  of  Security  Interest             91
     Section  10.10.    Cooperation  of  Trustee                        92
     Section  10.11.    Collateral  Agent                               92

                                  ARTICLE 11
                                  GUARANTEES

     Section  11.01.    Guarantees                                      92
     Section  11.02.    Execution  and  Delivery  of  Guarantees        94
     Section  11.03.    Limitation  of  Guarantors'  Liability          95
     Section  11.04.    Guarantors May Consolidate, etc., on Certain
                        Terms                                           95
     Section  11.05.    Releases  of  Guarantees                        96
     Section  11.06.    "Trustee"  to  Include  Paying  Agent           97

                                  ARTICLE 12
                          SATISFACTION AND DISCHARGE

     Section  12.01.    Satisfaction  and  Discharge                    97
     Section  12.02.    Application  of  Trust  Money                   98

                                  ARTICLE 13
                                MISCELLANEOUS

     Section  13.01.    Trust  Indenture  Act  Controls                 98
     Section  13.02.    Notices                                         99
     Section  13.03.    Communication by Holders of Notes with Other
                        Holders of  Notes                              100
     Section  13.04.    Certificate and Opinion as to Conditions
                        Precedent                                      100
     Section  13.05.    Statements Required in Certificate or Opinion  100
     Section  13.06.    Rules  by  Trustee  and  Agents                101
     Section  13.07.    No  Personal  Liability  of Directors,
                        Officers, Employees  and  Stockholders         101
     Section  13.08.    Governing  Law                                 101
     Section  13.09.    No Adverse Interpretation of Other Agreements  102
     Section  13.10.    Successors                                     102
     Section  13.11.    Severability                                   102
     Section  13.12.    Counterpart  Originals                         102
     Section  13.13.    Acts  of  Holders                              102
     Section  13.14.    Legal  Holidays                                104
     Section  13.14.    Table  of  Contents,  Headings,  etc           104

                                   EXHIBITS

EXHIBIT A    Form  of  Note
EXHIBIT B    Form  of  Guarantee
EXHIBIT C    Certificate to be Delivered Upon Exchange or Registration of
             Transfer  of  Notes
EXHIBIT D    Form  of  Supplemental  Indenture
EXHIBIT E    Form  of  Subordinated  Intercompany  Note
EXHIBIT F    Mortgage
EXHIBIT G    Bossier  Riverboat  Mortgage
EXHIBIT H    Crescent  City  Riverboat  Mortgage
EXHIBIT I    Cash  Collateral  and  Disbursement  Agreement
EXHIBIT J    CM-Louisiana  Security  Agreement
EXHIBIT K    Jefferson  Security  Agreement
EXHIBIT L    Jefferson  Stock  Pledge  and  Security  Agreement
EXHIBIT M    Accounts  Pledge  Agreement
EXHIBIT N    Collateral  Assignment
EXHIBIT O    Reciprocal  Easement  Agreement

     INDENTURE dated as of August 22, 1996 among Casino Magic of Louisiana, Corp., a Louisiana corporation (the "Company"), Jefferson Casino Corporation, a Louisiana corporation ("Jefferson Corp.") as a Guarantor (as defined below), and First Union Bank of Connecticut, a Connecticut banking corporation as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Series A First Mortgage Notes due 2003 With Contingent Interest (the "Series A Notes") and the 13% Series B First Mortgage Notes due 2003 With Contingent Interest (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION  1.01.          DEFINITIONS.

          "ACCOUNTS PLEDGE AGREEMENT" means that certain Accounts Pledge Agreement dated as of August 22, 1996 by and among the Company, the Disbursement Agent and the Trustee as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral.

          "ACCRUAL PERIOD" shall have the meaning set forth in paragraph 1 of the Notes.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ADJUSTED CONSOLIDATED CASH FLOW" means, with respect to the Company for any period, the Consolidated Cash Flow of the Company for such period plus an amount equal to the aggregate Management Fees paid or accrued by the Company for such period, to the extent such Management Fees were deducted in computing Consolidated Net Income for purposes of computing such Consolidated Cash Flow.

          "ADJUSTED FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Adjusted Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated); PROVIDED that the amount of Contingent Interest on a pro forma basis shall equal the Contingent Interest accrued and reflected in the financial statements for the last two Semiannual Periods with respect to which Contingent Interest was accruable or payable or, if two such Semiannual Periods have not occurred, then the amount accrued and reflected in the financial statements with respect to the most recently completed Reference Period beginning after the Commencement Date.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT"  means  any  Registrar,  Paying  Agent  or  co-registrar.

          "ASSET SALE" means, for any Person, (i) the sale, transfer, lease, conveyance or other disposition (or series thereof) (including, without limitation, by merger or consolidation or by exchange of assets whether by operation of law or otherwise or by way of a sale and leaseback) of any assets of such Person, including, without limitation, assets consisting of Capital Stock held by such Person) other than a disposition of inventory in the ordinary course of business; PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.16 and/or
Section 5.01 and not by Section 4.10, (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of clauses (i) or (ii), for net proceeds of, or with a fair market value in excess of $250,000 with respect to each disposition or series of related dispositions and (iii) an Event of Loss with respect to any assets of the Company or any of its Subsidiaries other than Note Collateral existing on the date that Casino Magic-Bossier City becomes Operating. Notwithstanding the foregoing, (i) a transfer of assets by the Company to a Substantially Owned Subsidiary of the Company or by a Substantially Owned Subsidiary of the Company to the Company or to another Substantially Owned
Subsidiary of the Company, (ii) an issuance of Equity Interests by a Substantially Owned Subsidiary of the Company to the Company or to another Substantially Owned Subsidiary of the Company, (iii) a Restricted Payment that is permitted by Section 4.07, (iv) the sale of a Restricted Investment and (v) any Event of Loss with respect to Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating, in each case, will not be deemed to be an Asset Sale.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person, or any authorized committee thereof or other equivalent governing body of such Person.

          "BOSSIER RIVERBOAT" means that certain riverboat gaming vessel "Mary's Prize" Official No. 1028011 purchased by the Company pursuant to the Vessel Purchase Agreement.

          "BOSSIER RIVERBOAT MORTGAGE" means that certain First Preferred Ship Mortgage on the Whole of the Mary's Prize (Bossier Riverboat), dated as of August 22, 1996, executed by the Company in favor of the Trustee as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral Documents.

          "BUSINESS  DAY"  means  any  day  other  than  a  Legal  Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH COLLATERAL ACCOUNTS" means, collectively, the Construction Disbursement Account, the Completion Reserve Account, the Interest Reserve Account, the Operating Reserve Account and the Escrow Account.

          "CASH COLLATERAL AND DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreement dated as of August 22, 1996 among the Company, the Trustee and the Disbursement Agent, in connection with Casino Magic-Bossier City in substantially the form attached hereto as Exhibit I as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral Documents.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition, and (vi) investment funds investing solely in securities of the types described in clauses (ii),
(iii),  (iv)  or  (v)  above.

          "CASINO  MAGIC"  means  Casino Magic Corp., a Minnesota corporation.

          "CASINO MAGIC-BOSSIER CITY" means the pending project to develop, construct, equip and open the Casino Magic-Bossier City dockside riverboat casino, substantially as described in the Offering Memorandum of the Company dated August 16, 1996, relating to the Series A Notes, which will be located on an approximately 23-acre site along the Red River in Bossier City, Louisiana, and which will consist of, among other things, (i) a recently constructed riverboat which measures 254 feet long and 78 feet wide, and contains approximately 58,000 square feet of interior space, including 30,000 square feet of gaming space with approximately 1,000 slot machines and 50 table games, (ii) a 37,000 square foot entertainment pavilion, and related amenities (including a 350-seat buffet restaurant, a gift shop, a bar and lounge area and a stage area designed to showcase live entertainment, including dance productions, bands and individual performers with an open seating area that will accommodate up to 300 people) and (iii) covered parking for 1,550 cars, and any future developments or improvements in connection therewith. For purposes of this definition, the phrase "substantially as described" with respect to any of the numbers herein shall be deemed to have been satisfied if the actual number is at least 85% of the respective number listed herein, in each case, with the same overall qualities and amenities as provided in the Construction Budget and Plans.

          "CASINO MAGIC-BOSSIER CITY HOTEL" means the planned future hotel with at least 325 rooms and related amenities adjacent to Casino Magic-Bossier City, including without limitation, the real property on which such hotel is located.

          "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) under the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total combined voting power of the outstanding Voting Stock of Casino Magic, if the Permitted Holders (i) beneficially own a lower percentage of the combined voting power of the outstanding Voting Stock of Casino Magic than such other Person or group on such date and (ii) do not have the then effective right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Casino Magic;
(b) Casino Magic consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Casino Magic and its Subsidiaries taken as a whole to any Person, or any Person consolidates with, or merges with or into, Casino Magic, pursuant to a transaction in which the outstanding Voting Stock of Casino Magic is converted into or exchanged for cash, securities (other than Voting Stock of Casino Magic) or other property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Boards of Directors of Casino Magic and the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Casino Magic or the Company, as the case may be, was approved by a vote of 66K% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Casino Magic or the Company, as the case may be, then in office; (d) any order, judgment or decree shall be entered against Casino Magic or the Company decreeing the dissolution or split up of Casino Magic and such order shall remain undischarged or unstayed for a period in excess of 60 days; (e) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person other than Casino Magic or a Wholly Owned Subsidiary of Casino Magic; or (f) at any time the Company or Jefferson Corp. ceases to be a Wholly Owned Subsidiary of Jefferson Corp. or Casino Magic, respectively.

          "COLLATERAL ASSIGNMENT" means that certain Collateral Assignment by and between the Company and the Trustee as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral Documents.

          "COLLATERAL DOCUMENTS" means, collectively, the Mortgage, Bossier Riverboat Mortgage, the Crescent City Riverboat Mortgage, the Cash Collateral and Disbursement Agreement, the CM-Louisiana Security Agreement, the Jefferson Security Agreement, the Jefferson Stock Pledge and Security Agreement, the Accounts Pledge Agreement, the Collateral Assignment (in each case in the form attached hereto as Exhibits F, G, H, I, J, K, L, M and N, respectively and as each may be amended or supplemented from time to time in accordance with the provisions of this Indenture), Uniform Commercial Code financing statements, or any other agreements, instruments, documents or filings that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

          "COMMENCEMENT DATE" means the first day on which Casino Magic-Bossier City becomes Operating.

          "COMPANY" means Casino Magic of Louisiana, Corp., a Louisiana corporation or any successor to such corporation pursuant to the applicable provisions of this Indenture.

          "COMPLETION RESERVE ACCOUNT" means that certain account to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $5.0 million of the proceeds from the sale of the Notes will be deposited.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period to the extent that such depreciation or amortization was deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP, plus (v) preopening expenses, if any, related to Casino Magic-Bossier City, to the extent that such preopening expenses were included in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONSTRUCTION BUDGET" means itemized schedules setting forth on line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction, equipping and opening of Casino Magic-Bossier City, as such schedules are delivered to the Disbursement Agent on the Issue Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

          "CONSTRUCTION DISBURSEMENT ACCOUNT" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $31.7 million of the proceeds from the sale of the Notes will be deposited.

          "CONTINGENT INTEREST" means with respect to any principal amount of Notes as of any date after the Commencement Date, an amount equal to the product of (i) 5% of the Company's Adjusted Consolidated Cash Flow for the Accrual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $115.0 million.

          "CONTINGENT INTEREST ACCRUAL AMOUNT" means, at any time, the total amount of Contingent Interest accrued and unpaid through and as of such time.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CRESCENT CITY RIVERBOAT" means the riverboat gaming vessel "Crescent City Queen," Official Number 1028319, measuring approximately 430 feet by 100 feet with a total area of approximately 88,000 square feet spread across three decks, owned by the Company on the Issue Date.

          "CRESCENT CITY RIVERBOAT MORTGAGE" means that certain First Preferred Ship Mortgage on the Whole of the Crescent City Queen (Crescent City Riverboat), dated as of August 22, 1996, executed by the Company in favor of the Trustee as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral Documents.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnote 1 thereof.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DISBURSEMENT  AGENT"  means  First  National  Bank  of  Commerce.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ESCROW ACCOUNT" means that certain account to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement into which the proceeds of a sale of the Crescent City Riverboat, if any, will be deposited if required by the terms of the Cash Collateral and Disbursement Agreement.

          "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above or with respect to the institution of any proceedings for any such condemnation, seizure, taking, confiscation or requisition.

          "EXCESS CASH FLOW" means, with respect to the Company for any Reference Period, the Consolidated Cash Flow of the Company and its Subsidiaries for such Reference Period, minus (i) provision for taxes based on income or profits of the Company and its Subsidiaries for such Reference Period, to the extent that such provision for taxes was included in computing such Consolidated Cash Flow, minus (ii) consolidated interest expense of the Company and its Subsidiaries for such Reference Period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Cash Flow, minus (iii) up to $1.5 million in combined capital expenditures of the Company and its Subsidiaries that are actually made during such Reference Period (excluding any capital expenditures made with the proceeds from the sale of the Notes), minus (iv) principal payments on Indebtedness permitted to be incurred pursuant to Section 4.09, minus (v) non-interest payments in respect of Capital Lease Obligations, in each case, on a consolidated basis and determined in accordance with GAAP.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its
Subsidiaries  for  such  period  to  the  Fixed Charges of such Person and its
Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.
          "FIXED CHARGES" means, with respect to any Person for any period, without duplication, the sum of (i) the Consolidated Interest Expense of such Person and (ii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock or Disqualified Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED INTEREST" shall have the meaning provided in paragraph 1 of the Notes.

          "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Louisiana Gaming Control Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

          "GAMING FACILITY" means any tangible vessel, building or other structure used or expected to be used to enclose space in which gaming business is conducted and (i) wholly or partially owned, directly or indirectly, by the Company or any of its Subsidiaries or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or any of its Subsidiaries.

          "GAMING LAW" means the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date of this Indenture, be subject.

          "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Louisiana Riverboat Economic
Development and Gaming Control Act and regulated under the Louisiana Gaming Control Law, the regulations promulgated pursuant to each such law, and other applicable federal, state, foreign or local laws.

          "GENERAL  CONTRACTOR"  means  W.S.  Bellows  Corporation.

          "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "GUARANTEES" means any guarantee given by any Guarantor pursuant to the terms of this Indenture.

          "GUARANTORS" means Jefferson Corp. and any Subsidiary of the Company which has executed or hereafter executes a Guaranty in accordance with Section
4.18  hereof,  and  their  successors  and  assigns.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "HOLDER"  means  a  Person  in  whose  name  a  Note  is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (including accrued and unpaid Contingent Interest) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDEPENDENT CONSTRUCTION CONSULTANT" means the independent construction consultant to be retained by the Company pursuant to the Cash Collateral and Disbursement Agreement in connection with the construction of Casino Magic-Bossier City.

          "INTEREST" when used with respect to any Note includes Fixed Interest and Contingent Interest.

          "INTEREST RESERVE ACCOUNT" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $7.3 million of the proceeds from the sale of the Notes will be deposited and used to purchase the Pledged Securities.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates), including, without limitation, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (other than advances to vendors and customers in the ordinary course of business that are recorded as accounts receivable in accordance with GAAP and excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and prepaid expenses and deposits in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

          "ISSUE DATE" means August 23, 1996, the closing date for the sale and delivery of the Notes.

          "JEFFERSON CORP." means Jefferson Casino Corporation, a Louisiana corporation.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or the City of Hartford, Connecticut or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holi-day at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the interven-ing period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "LOUISIANA REFERENDUM" means the local option elections scheduled to be held on November 5, 1996 on a parish-by-parish basis in the State of Louisiana to determine whether to continue to permit existing forms of gaming authorized by law to be conducted in each such parish.

          "MANAGEMENT AGREEMENT" means that certain Management Agreement among Casino Magic, the Manager and the Company relating to the license of the Casino Magic name and the management of Casino Magic-Bossier City, as in effect on the date of this Indenture or as may be amended in accordance with
Section  4.29  hereof.

          "MANAGEMENT FEES" means any management fees payable to a subsidiary of Casino Magic for services rendered pursuant to the Management Agreement.

          "MANAGER" means Casino Magic Management Services, Inc., a wholly owned subsidiary of Casino Magic.

          "MINIMUM FACILITIES" means, with respect to Casino Magic-Bossier City, a riverboat casino with at least 810 operating slot machines and 40 operating table games (but in no event less than 1,050 total gaming positions), a 35,000 square foot entertainment pavilion, related amenities (including a buffet restaurant, a gift shop, a bar and lounge area, and a stage area with an open seating area) and covered parking for at least 1,255 cars.

          "MORTGAGE" means that certain mortgage on the real property and improvements constituting Casino Magic-Bossier City as amended or supplemented from time to time in accordance with the terms of this Indenture and the Collateral Documents.

          "NET  INCOME"  means,  with  respect  to  any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NOTE COLLATERAL" means all assets, now owned or hereafter acquired, of the Company or any Guarantor pledged, collaterally assigned or with respect to which a security interest has been granted to the Trustee in the Collateral Documents, which will initially include all real estate, improvements and all personal property owned by the Company, all accounts held by or for the benefit of the Company, in each case with certain exceptions, and the Capital Stock of the Company.

          "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two Officers of the Company or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, as the case may be, that meets the requirements set forth in Section 13.05 hereof.

          "OPERATING" means, with respect to Casino Magic-Bossier City, the time that (i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than the Liens created by the Collateral Documents or Permitted Liens) related to the construction of Casino Magic-Bossier City have been paid or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Construction Disbursement Account to discharge such Liens or such Liens have been bonded with bonds in form and substance sufficient to satisfy such Liens, (iii) the General Contractor, the project architect and the Independent Construction Consultant of Casino Magic-Bossier City shall have delivered a certificate to the Trustee certifying that Casino Magic-Bossier City is complete in accordance with the Plans therefor and all applicable building laws, ordinances and regulations, (iv) Casino Magic-Bossier City is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at Casino Magic-Bossier City, (vi) a permanent or temporary certificate of occupancy has been issued for Casino Magic-Bossier City by the parish in Louisiana in which Casino Magic-Bossier City will operate, (vii) a notice of completion of Casino Magic-Bossier City has been duly recorded and (viii) the Bossier Riverboat has been documented by the U.S. Coast Guard in the name of the Company and the U.S. Coast Guard has issued a final Certificate of Inspection for the Bossier Riverboat.

          "OPERATING  DEADLINE"  means  April  30,  1997.

          "OPERATING HOTEL" means with respect to the Casino Magic-Bossier City Hotel, the time that (i) all Liens (other than Permitted Liens) related to the construction of the Casino Magic-Bossier City Hotel have been paid or, if payment is not yet due or if such payment is contested in good faith, sufficient funds have been escrowed to discharge such Liens or such Liens have been bonded with bonds in form and substance sufficient to satisfy such Liens,
(ii) the project manager and the project architect shall have delivered a certificate to the Trustee certifying that the Casino Magic-Bossier City Hotel is complete in accordance with the plans therefor and applicable buildings laws, ordinances and regulations, (iii) the Casino Magic-Bossier City Hotel is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business and (iv) hotel operations are open to the general public and are being conducted at the Casino Magic-Bossier City Hotel.

          "OPERATING RESERVE ACCOUNT" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $3.2 million of the proceeds from the sale of the Notes will be deposited.

          "OPERATING YEAR" means (i) the period beginning on the date that gaming operations commence at the Casino Magic-Bossier City casino through December 31, 1997 and (ii) thereafter, each succeeding full fiscal year of the Company.

          "OPINION OF COUNSEL" means an opinion (which may contain customary assumptions, qualifications and exceptions) from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof, which legal counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, any Guarantor or the Trustee.

          "PERMITTED HOLDERS" means (i) Mr. Marlin F. Torguson, Mr. Allan J. Kokesch and Mr. Wayne K. Lund, (ii) any lineal descendants of any Person described in the preceding clause (i), (iii) the spouse of any Person described in the preceding clauses (i) or (ii), (iv) any controlled Affiliate of any Person described in the preceding clauses (i), (ii) or (iii) and (v) any trust solely for the benefit of any Person described in clauses (i) , (ii) or (iii) of this definition.

          "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in any Substantially Owned Subsidiary of the Company that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral, if as a result of such Investment (i) such Person becomes a Substantially Owned Subsidiary of the Company and a Guarantor that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Indenture or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Substantially Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Indenture; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (e) deposits and accounts with, and certificates of deposit issued by, domestic banks of recognized standing and having capital, surplus and undivided profits of at least $25 million (which are not affiliated with the Company) doing business in the jurisdictions in which the Company or any Subsidiary does business.

          "PERMITTED LIENS" means (i) Liens in favor of the Company; PROVIDED, that if such Liens are on any Note Collateral, such Liens are either collaterally assigned to the Trustee or subordinate to the Lien in favor of the Trustee securing the Notes or any Guarantee; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Subsidiary so acquired; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Issue Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with Casino Magic-Bossier City, for which the Company has obtained the title insurance endorsements required under the Cash Collateral and Disbursement Agreement; (viii) Liens on FF&E to secure Indebtedness permitted by clause
(vi) of the second paragraph of Section 4.09; (ix) Liens on assets comprising the Casino Magic-Bossier City Hotel to secure secured Indebtedness permitted by clause (vii) of the second paragraph of Section 4.09; PROVIDED, that the holder of such lien enters into a Reciprocal Easement Agreement in the form attached as Exhibit O to this Indenture; (x) Liens securing obligations in respect of this Indenture, the Notes or Guarantees; (xi) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (xiii) Liens arising from filing UCC financing statements for precautionary purpose in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any Subsidiary is lessee;
(xiv) Liens in favor of the Trustee, for the benefit of the Holders, granted pursuant to this Indenture and the Collateral Documents; and (xv) any replacement, renewals or extensions of those Liens permitted under subsections
(viii)  and  (ix)  hereof.

          "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company.

          "PERMITTED SECURITIES" means, with respect to an Asset Sale of the Crescent City Riverboat, (i) notes or other obligations issued by the transferee to the Company that (A) mature no later than the date that the Notes mature, (B) bear interest at a rate no lower than the rate per annum equal to 350 basis points over the average rate for United States Treasury Securities of comparable maturity, (C) are secured by a first priority ship mortgage in favor of the Company and (D) are issued by an issuer whose Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance is not less than 1.75 to 1.0 and (ii) voting equity securities that are (A) issued by an issuer that (1) has a class of equity securities that is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, (2) has equity market value as of the date of the consummation of such Asset Sale of $100,000,000 or more, PROVIDED, that such voting equity securities constitute no more than 3% of the total outstanding voting equity securities of such issuer, and (3) has senior unsecured debt securities rated in a ratings category equal to or higher than the Notes, as rated by both of Moody's Investors Service and Standard & Poor's Ratings Group and (B) registered and freely tradeable by the Company under applicable state and federal securities laws and listed for trading on a national securities exchange or the Nasdaq Stock Market.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PLANS" means the plans and specifications for Casino Magic-Bossier City, as delivered to the Company by the architect for the Casino Magic-Bossier City on or before the Issue Date, including without limitation, preliminary plans so delivered, and as finalized, amended, supplemented or otherwise modified from time to time as approved by the independent construction consultant in accordance with the terms of the Cash Collateral and Disbursement Agreement.

          "PLEDGED SECURITIES" means the securities purchased by the Company with a portion of the proceeds from the sale of the Notes, which shall consist of Government Securities, to be deposited in the Interest Reserve Account.

          "PROJECT COSTS" means, with respect to the development, construction and opening of the Casino Magic-Bossier City Hotel, the aggregate costs required to complete such development, construction and opening in accordance with the budget and the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended in connection with such development, construction and opening, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs, costs of furniture, fixtures, furnishings, machinery and equipment, non-construction supplies and pre-opening payroll, but excluding principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

          "REFERENCE PERIOD" means, with respect to any Person, the four full fiscal quarters (or, with respect to the Company, such lesser number of full fiscal quarters as have ended after the commencement of gaming operations at Casino Magic-Bossier City) ended immediately prior to any date upon which any determination is to be made.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "RESPONSIBLE OFFICER" means with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "SEC"  means  the  Securities  and  Exchange  Commission.

          "SECURITIES  ACT"  means  the  Securities  Act  of 1933, as amended.

          "SEMIANNUAL PERIOD" means each period that begins on July 1 and ends on the next succeeding December 31 or each period that begins on January 1 and ends on the next succeeding June 30.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY INTERCOMPANY NOTES" means the intercompany notes senior to any subordinated indebtedness of, and pari passu with, all existing unsubordinated indebtedness of the issuing Subsidiary, issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as Exhibit E to this Indenture.

          "SUBSTANTIALLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person at least 80% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "TAX SHARING AGREEMENT" means the Tax Allocation Agreement, dated as of October 14, 1993, as in effect on the Issue Date except for the contemplated addition of Subsidiaries, among Casino Magic Finance Corp., Casino Magic, Biloxi Casino Corp., Mardi Gras Casino Corp. and each of the other existing or future direct or indirect domestic Subsidiaries of Casino Magic.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "VESSEL PURCHASE AGREEMENT" means that certain Buy-Sell Agreement dated August 2, 1996 between the Company and Boyd Gaming Corporation, pursuant to which the Company agreed to purchase the Bossier Riverboat.

          "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION  1.02.          OTHER  DEFINITIONS.

     Term                                                Defined in Section
     "Affiliate  Transaction"                                       4.12
     "Asset  Sale"                                                  4.10
     "Asset  Sale  Offer"                                           3.10
     "Change  of  Control  Offer"                                   4.16
     "Change  of  Control  Payment"                                 4.16
     "Change  of  Control  Payment  Date"                           4.16
     "Covenant  Defeasance"                                         8.03
     "Disqualified  Holder"                                         3.08
     "DTC"                                                          2.03
     "Event  of  Default"                                           6.01
     "Event  of  Loss  Offer"                                       3.10
     "Excess  Cash  Flow  Redemption"                               3.09
     "Excess  Cash  Flow  Redemption  Amount"                       3.09
     "Excess  Proceeds"                                             4.10
     "Excess  Proceeds  Offer"                                      3.10
     "incur"                                                        4.09
     "Legal  Defeasance"                                            8.02
     "Offer  Amount"                                                3.10
     "Offer  Period"                                                3.10
     "Paying  Agent"                                                2.03
     "Purchase  Date"                                               3.10
     "Registrar"                                                    2.03
     "Restricted  Payments"                                         4.07
     "Series  A  Notes"                                         Recitals
     "Series  B  Notes"                                         Recitals

SECTION  1.03.          INCORPORATION  BY  REFERENCE  OF  TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE  SECURITIES"  means  the  Notes  and  the  Guarantees;

          "INDENTURE  SECURITY  HOLDER"  means  a  Holder  of  a  Note-;

          "INDENTURE  TO  BE  QUALIFIED"  means  this  Indenture;

          "INDENTURE  TRUSTEE"  or  "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes or any Guarantee, as the case may be.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the mean-ings so assigned to them.

SECTION  1.04.          RULES  OF  CONSTRUCTION.

          Unless  the  context  otherwise  requires:

          (1)          a  term  has  the  meaning  assigned  to  it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)          "or"  is  not  exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)      provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2
                                  THE NOTES

SECTION  2.01.          FORM  AND  DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Guarantee shall be substantially in the form of Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION  2.02.          EXECUTION  AND  AUTHENTICATION.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section  2.07  hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION  2.03.          REGISTRAR  AND  PAYING  AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION  2.04.          PAYING  AGENT  TO  HOLD  MONEY  IN  TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION  2.05.          HOLDER  LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise
comply  with  TIA      312(a).

SECTION  2.06.          TRANSFER  AND  EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

               (x)        to register the transfer of the Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                    (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                         (A)        such Transfer Restricted Security is being
delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                         (B)     if such Transfer Restricted Security is being
transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                         (C)     if such Transfer Restricted Security is being
transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.
 Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, and

               (A) such Definitive Note is being exchanged for a beneficial interest in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto);

               (B) such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification from the Holder thereof (in substantially the form of Exhibit C hereto) to that effect; or

               (C) such Definitive Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.11 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d)          TRANSFER  OF  A  BENEFICIAL  INTEREST IN A GLOBAL NOTE FOR A
DEFINITIVE  NOTE.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C hereto); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e)          RESTRICTIONS  ON  TRANSFER  AND  EXCHANGE  OF GLOBAL NOTES.
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g)          LEGENDS.

               (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                    "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE
SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED THEREUNDER, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $1018.76 PER $1000 OF PRINCIPAL AMOUNT DUE AT MATURITY; (2) THE ISSUE PRICE OF THIS SECURITY IS $1000 PER $1000 OF PRINCIPAL AMOUNT DUE AT MATURITY; (3) THE ISSUE DATE OF THIS SECURITY IS AUGUST 22, 1996; (4) THE "COMPARABLE YIELD" TO MATURITY OF THIS SECURITY (WITHIN THE MEANING OF TREASURY REGULATION 1.1275-4) IS 14.51%, AND (5) THE "PROJECTED PAYMENT SCHEDULE" (WITHIN THE MEANING OF TREASURY REGULATION SECTION 1.1275-4) IS AS FOLLOWS:

                          DATE                              AMOUNT  PER  $1000

                         2/15/97                                        $66.38
                         8/15/97                                        $73.26
                         2/15/98                                        $73.26
                         8/15/98                                        $73.26
                         2/15/99                                        $73.26
                         8/15/99                                        $73.26
                         2/15/00                                        $73.26
                         8/15/00                                        $73.26
                         2/15/01                                        $73.26
                         8/15/01                                        $73.26
                         2/15/02                                        $73.26
                         8/15/02                                        $73.26
                         2/15/03                                        $73.26
                         8/15/03                                        $73.26

                    HOLDERS SHOULD REFER TO THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS SET FORTH IN THE OFFERING MATERIALS RELATING TO THE
NOTES.   CONTACT THE COMPANY AT 1701 OLD MINDEN ROAD, BOSSIER CITY, LOUISIANA
71111, ATTENTION: CORPORATE SECRETARY FOR MORE DETAILED INFORMATION CONCERNING THE COMPUTATION OF ORIGINAL ISSUE DISCOUNT SET FORTH HEREIN.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)          GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.09, 3.10, 4.10, 4.11, 4.16 and 9.05 hereto).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                    (v)          The  Company  shall  not  be  required:

                         (A)       to issue, to register the transfer of or to
exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                         (B)        to register the transfer of or to exchange
any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                         (C)      to register the transfer of or to exchange a
Note  between  a  record  date  and the next succeeding interest payment date.

                    (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                    (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION  2.07.          REPLACEMENT  NOTES.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION  2.08.          OUTSTANDING  NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01  hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION  2.09.          TREASURY  NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION  2.10.          TEMPORARY  NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION  2.11.          CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION  2.12.          DEFAULTED  INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION  2.13.          EXCHANGE  REGISTRATION.

          In the event that the Company delivers to the Trustee a copy of an order of effectiveness or a certification of the Company with respect to such effectiveness with respect to the Exchange Offer, the Trustee shall, at the Company's expense, notify the Holders of the receipt of such order of effectiveness or certification and upon the request of any Holder shall exchange such Holder's Series A Notes for Series B Notes upon the terms set forth in the Exchange Offer.

                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

SECTION  3.01.          NOTICES  TO  TRUSTEE.

          If the Company elects to redeem Notes pursu-ant to the optional redemption provisions of Section 3.07 hereof or is otherwise required to redeem Notes pursuant to any other provision of this Indenture, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date (or such lesser period as may be acceptable to the Trustee), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION  3.02.          SELECTION  OF  NOTES  TO  BE  REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes- to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal requirements). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes- of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION  3.03.          NOTICE  OF  REDEMPTION.

          Subject to the provisions of Sections 3.08 and 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The  notice shall identify the Notes to be redeemed and shall state:

          (a)          the  redemption  date;

          (b)          the  redemption  price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)          the  name  and  address  of  the  Paying  Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemp-tion price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemp-tion ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such lesser period as may be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION  3.04.          EFFECT  OF  NOTICE  OF  REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemp-tion date at the redemption price. A notice of redemption may not be conditional.

SECTION  3.05.          DEPOSIT  OF  REDEMPTION  PRICE.

          On or prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION  3.06.          NOTES  REDEEMED  IN  PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authen-ticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION  3.07.          OPTIONAL  REDEMPTION.

          (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 15, 2000. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

          YEAR                                                  PERCENTAGE

          2000                      106.500%
          2001                      104.332%
          2002                      102.166%

          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION  3.08.          REDEMPTION  PURSUANT  TO  GAMING  LAW.

          (a) Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Law in order to maintain any or obtain any applied-for Gaming License or franchise of the Company or any of its Subsidiaries under any applicable Gaming Law, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority or Gaming Law) or if such Holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority (a "Disqualified Holder"), the Company shall have the right, at its option, (i) to require such Disqualified Holder or beneficial owner to dispose of such Disqualified Holder's or beneficial owner's Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority or Gaming Law) or (ii) to call for redemption of the Notes of such Disqualified Holder or beneficial owner at a redemption price equal to the lesser of 100% of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of such application including investigatory costs.

          (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (except to the extent otherwise required by a Gaming Authority or Gaming Law).

SECTION  3.09.          MANDATORY  REDEMPTION.

          (a)     In addition to any payments required by Sections 3.08, 4.10,
4.11 or 4.16 hereof, in the event that the voters in the Louisiana Referendum disapprove the continuation of riverboat gaming in either Bossier Parish or Caddo Parish, Louisiana, then within 90 days after the end of each Operating Year, the Company shall redeem (the "Excess Cash Flow Redemption") the maximum principal amount of Notes that is an integral multiple of $1,000, that may be redeemed with 100% of the Company's Excess Cash Flow (the "Excess Cash Flow Redemption Amount") with respect to such Operating Year, at a redemption price in cash equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; PROVIDED, HOWEVER, that the Excess Cash Flow Redemption Amount shall be reduced by the minimum amount necessary to allow the balance of Cash Equivalents held by the Company to exceed $5.0 million; PROVIDED, FURTHER, HOWEVER, that if (i) the voters in the Louisiana Referendum disapprove the continuation of riverboat gaming in one but not the other of Bossier Parish or Caddo Parish, Louisiana and (ii) the Company, prior to the end of its first Operating Year, has obtained a final, non-appealable determination or decision by (i) all Gaming Authorities and other applicable governmental regulatory authorities having jurisdiction over the operations of the Company including without limitation, gaming operations of the Company, or
(ii) a court of competent jurisdiction considering such matter or matters, in each case the effect of which is that the Company is permitted to conduct riverboat gaming operations at Casino Magic-Bossier City, the Company's obligations to make Excess Cash Flow Redemptions shall terminate.

          (b) Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (except to the extent otherwise required by a Gaming Authority).

SECTION  3.10.          OFFER  TO  PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 or 4.11 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER" or an "EVENT OF LOSS OFFER," respectively, and either one an "EXCESS PROCEEDS OFFER"), it shall follow the procedures specified below.

          The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.11 hereof, as the case may be (the "OFFER AMOUNT"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

          Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

               (a) that the Excess Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10 or 4.11 hereof, as the case may be, and the length of time the Excess Proceeds Offer shall remain open;

               (b)       the Offer Amount, the purchase price and the Purchase
Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes- to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal requirements) (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent that such laws and regulations are applicable in connection with any Excess Proceeds Offer.

          Other than as specifically provided in this Sec-tion 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4
                                  COVENANTS

SECTION  4.01.          PAYMENT  OF  NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and desig-nated for and sufficient to pay all principal, premium, if any, and interest then due as set forth in an Officers' Certificate delivered to the Trustee, which Officers' Certificate shall set forth, in reasonable detail, a calculation of the amounts then due and the amount of any deferral of Contingent Interest in accordance with the terms of the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post--petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same increased rate to the extent lawful.

SECTION  4.02.          MAINTENANCE  OF  OFFICE  OR  AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION  4.03.          REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, (and within 15 days of the date that is or would be prescribed thereby), so long as any Notes are outstanding, the Company shall furnish to the Trustee and to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (without exhibits) if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and shall make such information available to securities analysts and prospective investors upon request. The Company and the Guarantors shall at all times
comply  with  TIA      314(a).

          (b) The Company shall also include in all such reports provided pursuant to paragraph (a) hereof: (i) in all such reports issued prior to the Operating Deadline the anticipated Commencement Date, (ii) in the case of all other quarterly reports, the Contingent Interest paid, the Contingent Interest Accrual Amount and the Company's Adjusted Consolidated Cash Flow with respect to the most recently ended fiscal quarter of the Company, (iii) in the case of annual reports, the audited Contingent Interest paid, the Contingent Interest Accrual Amount and the audited Company's Adjusted Consolidated Cash Flow for the most recently ended fiscal year and for each of the Semiannual Periods ending in such fiscal year.

          (c) The Company shall also provide to the Trustee on February 1 and August 1 of each year an Officers' Certificate signed by the Chief Financial Officer of the Company setting forth (i) whether the Company is electing to defer Contingent Interest for the next succeeding Interest Payment Date, and if so, providing a calculation in reasonable detail of the basis for such deferral as provided in paragraph 1 of the Notes including a calculation of the Company's Adjusted Fixed Charge Coverage Ratio for the most recently completed Reference Period, (ii) a calculation of the Contingent Interest Accrual Amount and the Company's Adjusted Consolidated Cash Flow for the most recently completed Semiannual Period (and with respect to such Officers' Certificate delivered on February 1, 1997 for the period ended December 31,
1996).

          (d) For so long as any Series A Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION  4.04.          COMPLIANCE  CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervi-sion of the signing Officers with a view to determining whether the Company and each obligor on the Notes and this Indenture has kept, observed, performed and fulfilled its obligations under this Indenture and each Collateral Document, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Note-s are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION  4.05.          TAXES.

          (a) The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assess-ments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

          (b) Within 60 days of the date of the Indenture, the Guarantor and the Company shall provide the Trustee with evidence of the tax good standing of each of the Guarantor and the Company in the state of Louisiana.

SECTION  4.06.          STAY,  EXTENSION  AND  USURY  LAWS.

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION  4.07.          RESTRICTED  PAYMENTS.

          From and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in any capacity (other than payments in respect of the Notes or dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable by a Wholly Owned Subsidiary or Substantially Owned Subsidiary of the Company to the Company, any Wholly Owned Subsidiary or Substantially Owned Subsidiary);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary or Substantially Owned Subsidiary of the Company that is a Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated in right of payment to the Notes (other than Notes), in each case except at final stated maturity and, in the case of PARI PASSU Indebtedness, except in accordance with any sinking fund or mandatory repurchase or redemption provisions thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the voters in the Louisiana Referendum have approved the continuation of riverboat gaming in Bossier Parish and Caddo Parish, Louisiana or voters in the Louisiana Referendum have disapproved the continuation of riverboat gaming in one but not the other of Bossier Parish or Caddo Parish, Louisiana and the Company has obtained a final, non-appealable determination or decision by (i) all Gaming Authorities and other applicable governmental regulatory authorities having jurisdiction over the operations of the Company, including, without limitation, gaming operations of the Company or (ii) a court of competent jurisdiction considering such matter or matters, in each case the effect of which is that the Company is permitted to conduct riverboat gaming operations at Casino Magic-Bossier City; and

          (c) all Contingent Interest due and payable on the Interest Payment Date immediately preceding the date of such Restricted Payment has been paid; and

          (d) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09  hereof;  and

          (e) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses A(1), A(2), A(3), A(5) and (B) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

          (A) If (i) no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, and (ii) the voters in the Louisiana Referendum have approved the continuation of riverboat gaming in both Bossier Parish and Caddo Parish, Louisiana, or if the voters in the Louisiana Referendum have disapproved the continuation of riverboat gaming in one but not the other of both Bossier Parish or Caddo Parish, Louisiana and the Company has obtained a final, non-appealable determination or decision by
(i) all Gaming Authorities and other applicable governmental regulatory authorities having jurisdiction over the operations of the Company, including, without limitation, gaming operations of the Company or (ii) a court of competent jurisdiction considering such matter or matters, in each case the effect of which is that the Company is permitted to conduct riverboat gaming operations at Casino Magic-Bossier City, and (iii) the Company has paid all Contingent Interest accrued through the Semiannual Period immediately preceding the Interest Payment Date occurring immediately preceding the date of such proposed Restricted Payment, the foregoing provisions of the preceding paragraph shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (e) (ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Indebtedness that is PARI PASSU with or subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of applicable Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (e) (ii) of the preceding paragraph; (4) the payment of Restricted Payments not otherwise permitted in an aggregate amount not to exceed $10.0 million; PROVIDED that the Fixed Charge Coverage Ratio for the Company's most recently ended Reference Period preceding the date on which such Restricted Payment is made would have been at least 2.5 to 1.0, determined on a pro forma basis, as if the Restricted Payment had been made at the beginning of such Reference Period; (5) the payment on a monthly basis of Management Fees to the Manager pursuant to Section 4.29 in an amount not to exceed 10% of the Adjusted Consolidated Cash Flow of the Company for the Company's most recently ended Reference Period; and (6) repurchases by the Company of its outstanding Capital Stock which are required to be made under applicable Gaming Law; PROVIDED, HOWEVER, that the declaration of each dividend paid in accordance with clause (1) above and each payment, redemption or repurchase made under clauses (4) or (6) shall each be counted for purposes of computing amounts expended pursuant to clause (e) in the immediately preceding paragraph and (B) if no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the forgoing provisions of the preceding paragraph will not prohibit payments to Casino Magic pursuant to the Tax Sharing Agreement.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (in the case of any individual Restricted Payment or series of related Restricted Payments in an amount greater than $100,000), evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not less than once each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made during the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION  4.08.          DIVIDEND  AND  OTHER  PAYMENT  RESTRICTIONS  AFFECTING
SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries,
(b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the Notes or the Collateral Documents, (ii) applicable law or (iii) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business.

SECTION  4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          From and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock or other Disqualified Stock; PROVIDED, HOWEVER, that so long as no Default or Event of Default has occurred or is continuing the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

               (i) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such Reference Period; and

               (ii) the final maturity of such Indebtedness is beyond the maturity date of the Notes and the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity, of the Notes.

          So long as no Default or Event of Default has occurred and is continuing, the foregoing provisions shall not apply to:

               (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes or a Guarantee or obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

               (ii) the incurrence by the Company of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

               (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Substantially Owned Subsidiaries; PROVIDED, HOWEVER, that (A) such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, or the Guarantees, as the case may be,
(B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Substantially Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Substantially Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, and
(C) if any Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Note that is pledged to the Trustee as security for the Notes;

               (iv) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

               (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million;

               (vi) the incurrence by the Company of Indebtedness, the proceeds of which are utilized solely to purchase FF&E; PROVIDED, HOWEVER, that (A) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased with the proceeds thereof and (B) the aggregate principal amount of such Indebtedness does not exceed $7.5 million outstanding at any time prior to the opening of the Casino Magic-Bossier City Hotel and $10.0 million thereafter; and

               (vii) the incurrence by the Company of secured Indebtedness to finance the Project Costs of the Casino Magic-Bossier City Hotel in an aggregate principal amount at any time outstanding not to exceed 50% of the aggregate Project Costs of such Casino Magic-Bossier City Hotel if the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period.

SECTION  4.10.          ASSET  SALES.

          The Company shall not, and shall not permit any of its Subsidiaries to engage in any Asset Sale, unless (i) the Company, or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) (a) with respect to an Asset Sale of the Crescent City Riverboat, at least 25% of the consideration received by the Company therefor is in the form of Cash Equivalents and the remaining consideration is in the form of Permitted Securities or (b) with respect to an Asset Sale of any other asset, at least 85% of the consideration received therefor by the Company, or such Subsidiary is in the form of Cash Equivalents; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases and indemnifies the Company or such Subsidiary from further liability with respect thereto and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are within 30 days converted by the Company or such Subsidiary into cash or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale unless not actually converted into cash within such 90-day period (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision. Notwithstanding the foregoing, the Company shall not engage in any transfer, lease, conveyance or disposition, other than a sale, of the Crescent City Riverboat.

          Within  180  days  after  the  receipt  by the Company or any of its
Subsidiaries of any Net Proceeds from an Asset Sale, the Company or such Subsidiary, as the case may be, may (a) apply such Net Proceeds to the making of a capital expenditure or the acquisition of non-current assets, in either case, which shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to Section 4.14 hereof or (b) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements, including, without limitation, to commit to apply Net Proceeds from the sale of the Crescent City Riverboat to the construction of the Casino Magic-Bossier City Hotel which improvements shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to Section
4.14 hereof; PROVIDED HOWEVER, that the Net Proceeds from an Asset Sale of the Crescent City Riverboat may be applied only to the making of a capital expenditure or the acquisition of non-current assets or the payment of the costs of construction of real property improvements, in any case, to be used by the Company at Casino Magic-Bossier City or the Casino Magic-Bossier City Hotel; PROVIDED FURTHER, that, in any case, the Company or such Subsidiary, as the case may be, grants to the Trustee, on behalf of the Holders, a first priority perfected security interest subject to Permitted Liens on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Company or such Subsidiary shall invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. Any Net Proceeds from an Asset Sale (other than Net Proceeds from an Asset Sale of the Crescent City Riverboat) that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall be no less than 30 or more than 60 days from the date of such Asset Sale Offer, in accordance with the procedures set forth in Section 3.10 hereof. Notwithstanding the foregoing, any Net Proceeds of an Asset Sale of the Crescent City Riverboat (including without limitation, any cash received upon the conversion or sale of any Permitted Securities or other notes or obligations received in consideration of such Asset Sale) received prior to the determination of the outcome of the Louisiana Referendum shall immediately be deposited in the Escrow Account in which the Trustee shall have a first priority perfected security interest. If the voters in the Louisiana Referendum approve the continuation of riverboat gaming in both Bossier Parish and Caddo Parish, Louisiana, such Net Proceeds shall be released from the Escrow Account and may be applied by the Company in accordance with the provisions of the first sentence of this paragraph. If the voters in the Louisiana Referendum disapprove the continuation of riverboat gaming in Bossier Parish or Caddo Parish, Louisiana, the Company shall make an Asset Sale Offer to all Holders of Notes within 90 days after the end of the first Operating Year to purchase the maximum principal amount of Notes that may be purchased out of such Net Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall be no less than 30 or more than 60 days from the date of such Asset Sale Offer, in accordance with the procedures set forth in Section 3.10 hereof.

          To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the provisions in this Indenture and the Collateral Documents, use any remaining Excess Proceeds for any general corporate purpose. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner set forth in Section 3.10. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION  4.11          EVENT  OF  LOSS.

          Within 360 days after any Event of Loss with respect to any Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to Casino Magic-Bossier City, with no concurrent obligation to make any purchase of any Notes; PROVIDED that (a) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable architect that Casino Magic-Bossier City with at least the Minimum Facilities can be rebuilt, repaired, replaced, or constructed and Operating within 180 days of such Event of Loss, (b) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction, and (c) the Net Loss Proceeds are less than $25.0 million. If the Net Loss Proceeds to be used for such rebuilding, repair, replacement or construction exceeds $12.0 million, then such Net Loss Proceeds shall be deposited in the Construction Disbursement Account and disbursed in accordance with the Cash Collateral and Disbursement Agreement. Any Net Loss Proceeds from an Event of Loss with respect to any Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph shall be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an Event of Loss Offer to all Holders to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall not be less than 30 or more than 60 days from the date of such Event of Loss Offer, in accordance with the procedures set forth in
Section 3.10 hereof. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner set forth in
Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of this Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company or the affected Subsidiary, as the case may be, shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to Casino Magic-Bossier City. Such pledged funds shall be released to the Company to pay for or reimburse the Company for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of
Loss Offer, pursuant to the terms of the Collateral Documents relating to Casino Magic-Bossier City. Pending the final application of the Net Loss Proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. The Company or such Subsidiary shall grant to the Trustee, on behalf of the Holders, a first priority lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in Section 10.01 hereof and the Collateral Documents.

          With respect to any Event of Loss pursuant to clause (iii) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Subsidiary, as the case may be), shall be required to receive consideration at least (i) equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to an Event of Loss and (ii) 90% of which is in the form of Cash Equivalents.

SECTION  4.12.          TRANSACTIONS  WITH  AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED, HOWEVER, that (i) payments made pursuant to the Tax Sharing Agreement or the Management Agreement, (ii) any employment or indemnification agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the gaming industry, (iii) transactions between or among the Company and/or its Subsidiaries, and (iv) Restricted Payments and Investments permitted under
Section  4.07  hereof  shall  not  be  deemed  Affiliate  Transactions.

SECTION  4.13.          LIENS.

          From and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION  4.14.          LINE  OF  BUSINESS.

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business or investment activities other than the gaming business and such business activities as are incidental or related thereto including, without limitation, related hotel, sports and entertainment activities and food services, PROVIDED, that such incidental or related business activities are engaged only at or in conjunction with any Gaming
Facility owned and operated by the Company or any Substantially Owned Subsidiary of the Company. Notwithstanding any other provision of this Indenture, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with Casino Magic-Bossier city until Casino Magic-Bossier City is Operating and the Casino Magic-Bossier City Hotel is an Operating Hotel.

SECTION  4.15.          CORPORATE  EXISTENCE.

          Subject to Article 5 and Article 11 hereof, as the case may be, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organ-izational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary and (ii) the rights (char-ter and statutory), licenses and franchises of the Company, the Guarantors and their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION  4.16.          OFFER  TO  REPURCHASE  UPON  CHANGE  OF  CONTROL.

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE") unless a later date is required by applicable law; (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited  to,  information  with  respect  to  PRO  FORMA  historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Note pursuant to the Change of Control Offer. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

          (b) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control
Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.6 and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.17. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

          Except with respect to transactions in which a Wholly Owned Subsidiary becomes a Substantially Owned Subsidiary, the Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof, and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION  4.18.          SUBSIDIARY  GUARANTEES.

          If the Company or any of its Subsidiaries shall, after the date of this Indenture, acquire or create another Subsidiary, then such newly acquired or created Subsidiary shall execute a Guarantee, providing for the guarantee of the obligations under the Notes, this Indenture and the Collateral Documents on the terms set forth therein, and deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee, has been duly executed and delivered and is the valid, binding and enforceable Obligation of such Subsidiary.

SECTION  4.19.          MAINTENANCE  OF  INSURANCE.

          On the Issue Date, and at all times hereafter, the Company shall, and shall cause each of its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Note Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issue Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include, in addition to any other specific coverage set forth in the Collateral Documents, the following:

          (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

          (b) comprehensive general liability insurance with minimum limits of $1.0 million;

          (c) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

          (d) business interruption insurance (which, with respect to the Bossier Riverboat, covers reasonable continuing expenses for loss attributable to the loss or damage to the Bossier Riverboat); and

          (e) property insurance protecting the property (including vessels) against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of Casino
Magic-Bossier City or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

          All insurance with respect to the Note Collateral herein required (except worker's compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $10.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Issuance Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Subsidiaries comply with this Section
4.19  and  the  related  applicable  provisions  of  the Collateral Documents.

SECTION  4.20.          LIMITATION  ON  STATUS  AS  INVESTMENT  COMPANY.

          None of the Company or any of the Guarantors shall become subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

SECTION  4.21.          FURTHER  ASSURANCES.

          The Company shall (and shall cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or nor or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION  4.22.          CONSTRUCTION.

          The Company shall cause construction of Casino Magic-Bossier City, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and within the Construction Budget. The Company shall cause Casino Magic-Bossier City to be Operating by the Operating Deadline.

SECTION  4.23.          LIMITATIONS  ON  USE  OF  PROCEEDS.

          The Company shall cause $20 million of the net proceeds from the sale of the Notes to be used to purchase the Bossier Riverboat pursuant to the Vessel Purchase Agreement, free and clear of any Liens, and to grant to the Trustee for the benefit of the Notes a first priority perfected security interest in the Bossier Riverboat subject to Permitted Liens. Of the remaining net proceeds from the sale of the Notes, the Company shall cause approximately $47.2 million to be deposited in the Cash Collateral Accounts, including $7.3 million in the Interest Reserve Account, $3.2 million in the Operating Reserve Account, $31.7 million in the Construction Disbursement Account, and $5.0 million in the Completion Reserve Account, in each case, to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

SECTION  4.24.          SALE  AND  LEASEBACK  TRANSACTIONS.

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if (a) the Company could have
(i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.13, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION  4.25.          RESTRICTIONS  ON  PREFERRED  STOCK  OF  SUBSIDIARIES.

          The Company shall not permit any of its Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company.

SECTION  4.26.          PAYMENTS  FOR  CONSENT.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION  4.27.          ADVANCES  TO  SUBSIDIARIES.

          All advances (other than equity contributions of not more than $1,000) to Subsidiaries made by the Company from time to time after the date of this Indenture shall be evidenced by unsecured Subsidiary Intercompany Notes in favor of the Company that shall be pledged to the Trustee as Note Collateral to secure the Notes. Each Subsidiary Intercompany Note shall be payable upon demand, and shall bear interest at the same rate as the Notes. A form of Subsidiary Intercompany Note is attached as Exhibit D to this
Indenture.    Repayments  of  principal  with  respect  to  any  Subsidiary
Intercompany Note may be used by the Company, subject to the other provisions of this Indenture and the Collateral Documents for any general corporate purpose.

SECTION  4.28.          COLLATERAL  DOCUMENTS.

          Neither the Company nor any of its Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of the Notes; PROVIDED, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) any Guarantee and pledges may be released as expressly provided in this Indenture and in the Collateral Documents; and (iii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth in Article 9 hereof.

SECTION  4.29.          RESTRICTION  ON  PAYMENT  OF  MANAGEMENT  FEES.

          The Company shall not, directly or indirectly, pay to Casino Magic or any of its Affiliates any Management Fee except pursuant to the Management Agreement and in accordance with this Indenture, and in the event that the voters in the Louisiana Referendum do not approve the continuation of riverboat gaming in Bossier Parish and Caddo Parish, Louisiana, (or, if the voters in the Louisiana Referendum disapprove the continuation of riverboat gaming in one but not the other of Bossier Parish or Caddo Parish, Louisiana until the Company has obtained a final, non-appealable determination or decision by (i) all Gaming Authorities and other applicable governmental regulatory authorities having jurisdiction over the operations of the Company, including, without limitation, gaming operations of the Company, or (ii) a court of competent jurisdiction considering such matter or matters, in each case the effect of which is that the Company is permitted to conduct riverboat gaming operations at Casino Magic-Bossier City), the Company shall not, directly or indirectly, pay any Management Fee to Casino Magic or any of its Affiliates. No payment of Management Fees, either current or accrued, shall be made if at the time of payment of such Management Fees, (i) a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof or (ii) the Company's Fixed Charge Coverage Ratio for the
Reference Period immediately preceding the date of such payment would have been less than 1.5 to 1.0 (calculated on a pro forma cash basis after only deducting such fees to the extent paid in cash and not deferred for such period including any fees deferred from a prior period to be paid in cash during such period and not deducting any such fees to the extent deferred and not paid in cash during such period). Any Management Fees not permitted to be paid pursuant to this Section 4.29 shall be deferred and shall accrue and may be paid only at such time that they would otherwise be permitted to be paid hereunder. The right to receive payment of the Management Fee shall be subordinate in right of payment to the right of the Holders of the Notes to receive payment pursuant to the Notes. The terms of the Management Agreement shall not be amended to increase amounts to be paid thereunder, or in any other manner which would be adverse to the Company or the Holders of the Notes, including without limitation, to amend the requirement that the Management Fee payable thereunder be based on the Company's Adjusted Consolidated Cash Flow; PROVIDED, HOWEVER, that the foregoing shall not prohibit any amendment required under any Gaming Law or by any Gaming Authority.

SECTION  4.30.          LIMITATION  ON  ACTIVITIES  OF  JEFFERSON.

          So long as any of the Notes are outstanding, Jefferson Corp. shall not conduct any business or investment activities whatsoever (including without limitation, issuing any Equity Interests, making any Investments, incurring any Indebtedness or making payments or taking any actions) other than: (a) to hold its Investment in the Company, (b) to be a Guarantor under the Indenture and to do all things necessary or incident thereto, including without limitation, to comply with its obligations under this Indenture and the Collateral Documents, (c) to make payments, dividends, or distributions to Casino Magic from funds or property received by Jefferson Corp. from the Company in accordance with the terms of the Indenture, and (c) otherwise exist as a subsidiary of Casino Magic acting as a holding company of the Company, including all activities incidental or related to any the foregoing, including without limitation, (i) performing its obligations under the Tax Sharing Agreement, (ii) receiving funds from Casino Magic in the form of capital contributions which such funds may be contributed as a capital contribution to the Company, (iii) owning and voting the capital stock of the Company, and
(iv)  preparing  financial  statements  and  other  reports.

                                  ARTICLE 5
                                  SUCCESSORS

SECTION  5.01.          MERGER,  CONSOLIDATION,  OR  SALE  OF  ASSETS.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists,
(iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneous with such loss, suspension or material impairment; (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction,
(B) shall, upon the consummation of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (C) shall have a Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such transaction occurred, determined on a pro forma basis (including a pro forma application of the proceeds therefrom) as if such transaction had occurred at the beginning of such Reference Period, that is no less than 85% of the Company's or such Person's Fixed Charge Coverage Ratio for such period prior to giving effect to such transaction; and (vi) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

SECTION  5.02.          SUCCESSOR  CORPORATION  SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substan-tially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that (i) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture and (ii) the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section  5.01  hereof.

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

SECTION  6.01.          EVENTS  OF  DEFAULT.

          An  "Event  of  Default"  occurs  if:

               (a) the Company or any Guarantor defaults in the payment when due of interest, including Contingent Interest on, or Liquidated Damages, if any, with respect to, the Notes or any Guarantee and such default continues for a period of 30 days PROVIDED, that payments of Contingent Interest that are permitted to be deferred as provided in the Notes will not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes;

               (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

               (c) the Company fails to comply with any of the provisions of Sections 3.09, 4.07, 4.09, 4.10, 4.11, 4.16, 4.23 or 5.01 hereof or
Sections 3.01, 3.05, 3.08, 3.11, 3.12 or 3.13 of the Bossier Riverboat Mortgage or the Crescent City Riverboat Mortgage;

               (d) the Company or a Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, this Indenture or the Notes for the period and after the notice specified below;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid, and undischarged or unstayed for a period of 60 days, PROVIDED that the aggregate of all such unpaid and undischarged judgments exceeds $5.0 million;

               (g) (i) the Company or any Guarantor (w) breaches any material representation or warranty set forth in the Collateral Documents, (x) fails to comply with any covenant set forth in the Collateral Documents requiring the payment of money for three Business Days after notice to comply,
(y) fails to comply with any other covenant set forth in the Collateral Documents for 30 days after notice to comply, or (z) repudiates its obligations under the Collateral Documents or (ii) the Collateral Documents become unenforceable against the Company or any Guarantor for any reason;

               (h) the Company, any Guarantor, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (i)          commences  a  voluntary  case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) generally is not paying its debts as they become due;

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company, any Guarantor, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Company, any Guarantor, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor, or any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Company, any Guarantor, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (j) the Company or any of its Subsidiaries ceases or suspends gaming operations for a period of more than 90 consecutive days at any Gaming Facility as the result of any Gaming License being revoked, terminated, suspended or otherwise ceasing to be effective;

               (k) Casino Magic-Bossier City is not Operating by the Operating Deadline;

               (l) Casino Magic-Bossier City does not remain Operating after becoming Operating, except as the hours of operation of Casino Magic-Bossier City may be limited by any Gaming Authority or Gaming Law, or due to the occurrence of an Event of Loss (so long as the Company is in compliance with Section 4.11 hereof), or due to the occurrence of a force majeure event which is not cured within 10 days; or

               (m) any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee (except as permitted by the Indenture).

     A Default under clause (d) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION  6.02.          ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01) hereof occurs and is continuing, the
Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by a notice in writing to the Company and the Guarantors (and to the Trustee if given by the Holders). Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after August 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 2000, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

          YEAR                    PERCENTAGE

          1996                      113.000%
          1997                      111.375%
          1998                      109.750%
          1999                      108.125%

SECTION  6.03.          OTHER  REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Guarantees or any Collateral Document.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies-cence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION  6.04.          WAIVER  OF  PAST  DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, the Notes and the Collateral Documents; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION  6.05.          CONTROL  BY  MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power con-ferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION  6.06.          LIMITATION  ON  SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction incon-sistent with the request; PROVIDED, HOWEVER, that the foregoing provision does not affect the right of a Holder to sue for enforcement of any overdue payment on the Notes.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION  6.07.          RIGHTS  OF  HOLDERS  OF  NOTES  TO  RECEIVE  PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION  6.08.          COLLECTION  SUIT  BY  TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION  6.09.          TRUSTEE  MAY  FILE  PROOFS  OF  CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disburse-ments and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors-), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10.          PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          THIRD:    to the Company, the Guarantors or to such party as a court of  competent  jurisdiction  shall  direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION  6.11.          UNDERTAKING  FOR  COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reason-able costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION  6.12.          MANAGEMENT  OF  CASINOS.

          Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default that permits the taking of possession of any casino that constitutes Note Collateral by the Trustee or the appointment of a receiver of either such Note Collateral or any part thereof, or after such taking of possession or such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage such casino on behalf of the Holders of Notes; PROVIDED, HOWEVER, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage such casino.

                                  ARTICLE 7
                                   TRUSTEE

SECTION  7.01.          DUTIES  OF  TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circum-stances in the conduct of his own affairs.

          (b)          Except  during  the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)       this paragraph does not limit the effect of paragraph
(b)  of  this  Section  7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Inden-ture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of its duties hereunder, under any Collateral Document, in the exercise of any right or power hereunder or under any Collateral Document if it shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be personally liable for debts contracted or liabilities or damages incurred in the management or operation of the Note Collateral in case of entry upon the premises or otherwise unless due to the Trustee's negligence, willful misconduct or bad faith.

SECTION  7.02.          RIGHTS  OF  TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.
 The  Trustee  need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION  7.03.          INDIVIDUAL  RIGHTS  OF  TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may other-wise deal with the Company or any
Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with
like  rights  and  duties.   The Trustee is also subject to Sections 7.10 and
7.11  hereof.

SECTION  7.04.          TRUSTEE'S  DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Collateral Document or Guarantee, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION  7.05.          NOTICE  OF  DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in pay-ment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION  7.06.          REPORTS  BY  TRUSTEE  TO  HOLDERS  OF  THE  NOTES.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2). The Trustee shall also transmit by
mail  all  reports  as  required  by  TIA      313(c).

          (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Authority when requested to do so by the Company.

          (d) At the express direction of the Company and at the Company's expense, the Trustee shall provide any Gaming Authority with:

               (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

               (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

               (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

               (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

               (v) notice of any transfer or assignment of rights under this Indenture or the Guarantees known to the Trustee within five Business Days thereof; and

               (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

          (e) To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

SECTION  7.07.          COMPENSATION  AND  INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensa-tion shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except to the extent attributable to the Trustee's negligence, willful misconduct or bad faith.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any Collateral Document, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) or enforcing any Collateral Document or Guarantee and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent,  which  consent  shall  not  be  unreasonably  withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on the Note Collateral and on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administra-tion under any Bankruptcy Law.

          The  Trustee  shall comply with the provisions of TIA   313(b)(2) to
the  extent  applicable.

SECTION  7.08.          REPLACEMENT  OF  TRUSTEE.

          A resignation or removal of the Trustee and appoint-ment of a successor Trustee shall become effective only upon compliance with applicable Gaming Laws, if any, and upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)          the  Trustee  fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)          the  Trustee  becomes  incapable  of  acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with either the Company or the Guarantors may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Hold-er of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appoint-ment of a successor Trustee.

          A successor Trustee shall deliver a written accept-ance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07  hereof  shall  continue  for  the  benefit  of  the  retiring  Trustee.

SECTION  7.09.          SUCCESSOR  TRUSTEE  BY  MERGER,  ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise eligible and qualified under this Article 7.

SECTION  7.10.          ELIGIBILITY;  DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This  Indenture  shall  always  have  a  Trustee  who  satisfies the
requirements of TIA   310(a)(1), (2) and (5).  The Trustee is subject to TIA
310(b).

SECTION  7.11.          PREFERENTIAL  COLLECTION  OF  CLAIMS  AGAINST COMPANY.

          The Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.01.       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION  8.02.          LEGAL  DEFEASANCE  AND  DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Collateral Documents on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section  8.05  hereof  and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's and any Guarantor's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, including, without limitation, its obligations under Section 7.07 hereof, and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section  8.02  notwithstanding  the prior exercise of its option under Section
8.03  hereof.

SECTION  8.03.          COVENANT  DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18,
4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28, 4.29, and 5.01 and
Articles 10 and 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) and 6.01(j) through 6.01(m) hereof shall not constitute Events of Default.

SECTION  8.04.          CONDITIONS  TO  LEGAL  OR  COVENANT  DEFEASANCE.

          The  following  shall be the conditions to the application of either
Section  8.02  or  8.03  hereof  to  the  outstanding  Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the Trustee has a perfected security interest in the trust for the ratable benefit of the Holders of the Notes;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.06.          REPAYMENT  TO  COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION  8.07.          REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company or any Guarantor makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION  8.08.          NOTE  COLLATERAL.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Note Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

                                  ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION  9.01.          WITHOUT  CONSENT  OF  HOLDERS  OF  NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the Collateral Documents without the consent of any Holder of a Note:

               (a)          to  cure  any  ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Guarantees pursuant to this Indenture) or that does not, with respect to an amendment or supplement to the Indenture, adversely affect the legal rights hereunder of any such Holder of Notes or, with respect to an amendment or supplement to any Collateral Document, adversely affect the legal rights thereunder of any such Holder of Notes;

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (f) to provide for a successor Trustee in accordance with the terms of the Indenture; or

               (g)         to enter into additional or supplemental Collateral
Documents.

          Upon the request of the Company and the Guarantors accompanied by a resolution of the Company's Board of Directors authorizing the execution of any such amended or supple-mental Indenture, Notes, Guarantees or Collateral Documents and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supple-mental Indenture, Notes, Guarantees or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supple-mental Indenture, Notes, Guarantees or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION  9.02.          WITH  CONSENT  OF  HOLDERS  OF  NOTES.

          Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including
Section 3.10, 4.10, 4.11 and 4.16 hereof), the Notes, the Guarantees or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to this
Indenture may make any change in the provisions of Section 4.10 or 4.16 hereof. Without the consent of the Holders of at least 85% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders of the Notes created under the Collateral Documents in a manner adverse to the Holders (other than pursuant to the release of Note Collateral in accordance with the provisions of the Indenture and of the applicable Collateral Documents) or release all or substantially all of the Note Collateral.

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and the Guarantors authorizing the execution of any such amended or supple-mental Indenture, Notes, Guarantees or Collateral Documents and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture, Notes, Guarantees or Collateral Documents unless such amended or supplemental Indenture, Notes, Guarantees or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture, Notes, Guarantees or Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes, Guarantees or Collateral Documents.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes, Guarantees or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 4.10 and 4.16 hereof;

               (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (e) make any Note payable in money other than that stated in the Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium or Liquidated Damages, if any, or interest on the Notes; or

               (g) waive a redemption payment with respect to any Note (other than payments required by Sections 4.10, 4.11 or 4.16 hereof);

               (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligations of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirements that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required to be sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION  9.03.          COMPLIANCE  WITH  TRUST  INDENTURE  ACT.

          Every amendment or supplement to this Indenture, the Notes, the Guarantees or the Collateral Documents- shall be set forth in a amended or supplemental Indenture, Note, Guaranty or Collateral Document that complies with the TIA as then in effect. This Indenture shall be construed to comply in every respect with the TIA.

SECTION  9.04.          REVOCATION  AND  EFFECT  OF  CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective  in  accordance  with  its  terms and thereafter binds every Holder.

SECTION  9.05.          NOTATION  ON  OR  EXCHANGE  OF  NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION  9.06.          TRUSTEE  TO  SIGN  AMENDMENTS,  ETC.

          The Trustee shall sign any amended or supplemental Indenture, Note, Guarantee, or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company or any Guarantor may not sign an amendment or supplemental Indenture, Note, Guarantee, or Collateral Document until its Board of Directors approves it. In executing any amended or supplemental Indenture, Note, Guarantee, or Collateral Document, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture, Note, Guarantee, or Collateral Document is authorized or permitted by this Indenture.

                                  ARTICLE 10
                           COLLATERAL AND SECURITY

SECTION  10.01.          SECURITY.

          (a) The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on all of the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and Liquidated Damages, if any, and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes and the Guarantees, according to the terms hereunder or thereunder, shall be ratably secured by a Lien on the Note Collateral owned by the Company and each Guarantee similarly shall be secured as provided in the Collateral Documents that the Company and the Guarantors have entered into on or prior to the Issue Date for the benefit of the Holders of Notes.

          (b) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Note Collateral and contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantees secured hereby, according to the intent and purposes herein expressed.

          (c) The Company shall take, or shall cause its Subsidiaries to take any and all actions reasonably required to create and maintain, as security for the Obligations of the Company or the respective Guarantors hereunder, valid and enforceable perfected first priority Liens in and on all the Note Collateral in favor of the Trustee for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens. Notwithstanding the foregoing or anything to the contrary in the Collateral Documents, nothing in this Indenture or the Collateral Documents shall require the Company or any Guarantor to do (or cause to be done) any of the following: (i) create or perfect Liens in any assets otherwise excluded from the Note Collateral pursuant to the terms of the Collateral Documents, or (ii) perfect Liens in any of the following: (A) any personal property a security interest in which must be perfected by delivery thereof to the Trustee, if delivery thereof is not required by the Collateral Documents, (B) any automobiles or other assets (other than vessels) subject to a certificate of title or registration, except as required by the Collateral Documents, and (C) any deposit accounts other than the Cash Collateral Accounts.

          (d) The Net Proceeds of all Asset Sales and the Net Loss Proceeds from Events of Loss of assets constituting Note Collateral, as well as Excess Proceeds and Excess Loss Proceeds, shall be promptly and without any commingling deposited with the Trustee subject to a Lien in favor of the Trustee for the benefit of the Holders of the Notes unless and until applied as permitted under Section 4.10 or 4.11 hereof. The Trustee shall release to the Company any Excess Proceeds and Excess Loss Proceeds that remain after making an offer to purchase the Notes in compliance with Section 3.10 hereof. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of this Indenture.

          (e) The Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Trustee under the Collateral Documents or that are specified in any of the Collateral Documents.

SECTION  10.02.          RECORDING  AND  OPINIONS.

          (a) The Company and the Guarantors shall cause the applicable Collateral Documents including the Mortgage, the Bossier Riverboat Mortgage and the Crescent City Mortgage and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect (i) the Liens securing the obligations under the Notes and the Guarantees pursuant to the Collateral Documents and (ii) the Lien of the Guarantors securing (for the benefit of the Holders of Notes) the Notes and the Guarantees and to effectuate and preserve the security of the Holders of Notes and all rights of the Trustee.

          (b) The Company, the Guarantors and any other obligor shall furnish to the Trustee:

               (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any supplemental indenture or other amendment to any Collateral Document, an Opinion of Counsel in the United States either (i) stating that in the opinion of such counsel, this Indenture, the Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, as to such Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

               (ii) On August 22, in each year beginning with the year 1996, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (B) stating that in the opinion of such counsel, no such action is necessary to maintain such Liens, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

          (c) The Company shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions shall be subject to the terms of TIA Section 314(e).

SECTION  10.03.          RELEASE  OF  NOTE  COLLATERAL.

          (a) Subject to paragraphs (b), (c) and (d) of this Section 10.03, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time, and except with respect to clause (viii) of the immediately following sentence, upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of this Indenture that authorizes such release. The Trustee shall release (at the sole cost and expense of the Company) (i) the Casino Magic-Bossier City Hotel, including the real property on which it is to be built, in the event that the Company elects to effect such a release in connection with the incurrence of additional Indebtedness secured by such property in accordance with the provisions of Section 4.09; including, without limitation, the requirement that the proceeds from incurring such Indebtedness be used to finance the construction of the Casino Magic-Bossier City Hotel, that no Default or Event of Default has occurred and is continuing or would occur immediately following such release and that the Reciprocal Easement Agreement substantially in the form attached hereto as Exhibit U has been fully executed, including, without limitation all consents from mortgages required by such reciprocal Easement Agreement; (ii) the Crescent City Riverboat shall be released in the event that the Company elects to effect such a release in connection with the sale of the Crescent City Riverboat in accordance with the provisions of Section 4.10; including, without limitation, the requirement that the net proceeds from such transaction, are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Note Collateral that is to be sold pursuant to Section
4.10 herein in an Asset Sale; PROVIDED that the Net Proceeds, from such Asset Sale are or will be applied in accordance with Section 4.10 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iv) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; PROVIDED that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with Section 4.11 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (v) Note Collateral that may be released with the consent of Holders pursuant to Article 9 hereof; (vi) all Note Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof;
(vi) all Note Collateral upon the payment in full of all obligations of the Company with respect to the Notes; (vii) capital stock and Note Collateral of a Guarantor (other than Note Collateral of Jefferson Corp.) whose Note Guarantee is released pursuant to Section 11.05 hereof and (viii) inventory sold or otherwise disposed of in the ordinary course of business (provided that  all  proceeds  thereof  shall  be  subject  to  the Lien) and Restricted
Payments permitted under Section 4.07. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

          (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

          (c) The Trustee may release Note Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Note Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

          (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof.
To the extent applicable, the Company shall cause TIA 313(b), relating to reports, and TIA 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA 314(d) may be made by an Officer of the Company except in cases where TIA 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION  10.04.          PROTECTION  OF  THE  TRUST  ESTATE.

          Upon prior written notice to the Company and the Guarantors, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Note Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Company, the Guarantors or any Subsidiary under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Note Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder. Upon receipt of notice that a Subsidiary or a Guarantor is not in compliance with any of the requirements of the Mortgage, the Trustee may, but shall have no obligation to purchase, at the Company's expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

SECTION  10.05.          CERTIFICATES  OF  THE  COMPANY.

          The Company shall furnish to the Trustee, prior to each proposed release of Note Collateral pursuant to this Indenture or any of the Collateral Documents (i) all documents required by TIA 314(d) and (ii) an Opinion of Counsel in the United States to the effect that, such accompanying documents constitute all documents required by TIA 314(d). The Trustee may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION  10.06.          CERTIFICATES  OF  THE  TRUSTEE.

          In the event that the Company wishes to release Note Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and
10.05 hereof, the Trustee shall determine whether it has received all documentation required by TIA 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to clause (ii) of Section 10.05 hereof if required, shall deliver a certificate to the Company setting forth such determination.

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.
The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impair-ment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          (a) Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the
Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code of New York or Louisiana, as applicable, or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Company, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Subject to the provisions of Section 6.10 hereof, any cash that is Note Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Note Collateral shall be held for the benefit of the holders (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), until such time as the Holders of the Notes shall direct the Trustee pursuant to Section 6.05 hereof to apply such cash proceeds: (i) against the obligations for the ratable benefit of the Holders of the Notes,
(ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION  10.09.          TERMINATION  OF  SECURITY  INTEREST.

          Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and instruct the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION  10.10.          COOPERATION  OF  TRUSTEE.

          In the event the Company or any Guarantor pledges or grants a security interest in additional Note Collateral, the Trustee shall cooperate with the Company or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company or any Guarantor engages in any transaction pursuant to Section
10.03 hereof, the Trustee shall cooperate with the Company or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Note Collateral in a prompt and reasonable manner.

SECTION  10.11.          COLLATERAL  AGENT.

          The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.

                                  ARTICLE 11
                                  GUARANTEES

SECTION  11.01.          GUARANTEES.

          (a) Each of the Guarantors, jointly and severally, hereby unconditionally guarantees, on a senior secured basis (each such guarantee being a "GUARANTEE"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal, premium, Liquidated Damages, if any, and interest on the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Holders or the Trustee, for whatever reason, each Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately, whether or not such failure to pay or perform has become an Event of Default that could cause acceleration pursuant to Section 6.02 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

          (b) Each Guarantor hereby agrees that its obligations with regard to each Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provision hereof or thereof, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) diligence, presentment, demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or
(viii) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 6 hereof, those obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

SECTION  11.02.          EXECUTION  AND  DELIVERY  OF  GUARANTEES.

          To evidence the Guarantees set forth in Section 0 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form of Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of each of the Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

          Each  of  the Guarantors agree that the Guarantees set forth in this
Article 0 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

          If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION  11.03.          LIMITATION  OF  GUARANTORS'  LIABILITY.

          Each Guarantor, and by its acceptance hereof, each Holder, hereby confirms that it is its intention that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Guarantee under this Article 0 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 0, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION  11.04.          GUARANTORS  MAY  CONSOLIDATE, ETC., ON CERTAIN TERMS.

          (a) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of
Section 11.05 hereof the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes, pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee, all the Obligations of such Guarantor under the Notes, this Indenture and the Collateral Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09; (v) the Fixed Charge Coverage Ratio of such Guarantor, or any Person formed by or surviving any such consolidation or merger, for the Reference Period immediately preceding the date on which such consolidation or merger occurred, determined on a pro forma basis (including a pro forma application of the proceeds therefrom) as if such consolidation or merger had occurred at the beginning of such Reference Period, would be no less than 85% of such Guarantor's or such Person's Fixed Charge Coverage Ratio for such Reference Period prior to giving effect to such consolidation or merger; (vi) such transaction would not result in the loss or suspension or material impairment of any Gaming License (unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment); and (vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction; PROVIDED, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; PROVIDED, FURTHER, HOWEVER, that the requirements set forth in the preceding clauses (iii), (iv) and (v) will not prohibit any merger or consolidation among the Company and one or more Wholly Owned Subsidiaries of the Company.

          (b) The Trustee, subject to the provisions of Section 11.05 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions
of  this  Section 11.04.    Such  certificate  and  opinion shall comply with
the
provisions  of  Section  13.05.

SECTION  11.05.          RELEASES  OF  GUARANTEES.

          In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Jefferson Corp.), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than Jefferson Corp.), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such
Guarantor) shall be released and relieved of any Obligations under its Guarantee and the Collateral Documents; PROVIDED that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee and the Collateral Documents. Any Guarantor not released from its obligations under its Guarantee and the Collateral Documents shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article
0. Nothing herein shall relieve the Company from its obligations to apply the proceeds of an Asset Sale as provided in Section 4.10 hereof.

SECTION  11.06.          "TRUSTEE"  TO  INCLUDE  PAYING  AGENT.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 0 shall in such case (unless the context shall otherwise require) be construed as extending to and includ-ing such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 0 in place of the Trustee.

                                  ARTICLE 12
                          SATISFACTION AND DISCHARGE

SECTION  12.01.          SATISFACTION  AND  DISCHARGE.

          This Indenture shall, upon the request of the Company, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all Liens and security interests in the Collateral when

          (a)    either

               (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                    (A)          have  become  due  and  payable,  or

                    (B) will become due and payable at their stated maturity within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 and, if money shall have been deposited with the Trustee pursuant to subclause (i) of clause
(a) of this Section 12.01, the obligations of the Trustee under Section 12.02 shall survive.

SECTION  12.02.          APPLICATION  OF  TRUST  MONEY.

          All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Any funds remaining following payment of all Notes and all other obligations of the Company hereunder shall be the property of the Company.

                                  ARTICLE 13
                                MISCELLANEOUS

SECTION  13.01.          TRUST  INDENTURE  ACT  CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA 318(c), the imposed duties shall control.

SECTION  13.02.          NOTICES.

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If  to  the  Company  or  the  Guarantors:

               Casino  Magic  of  Louisiana,  Corp.
               1701  Old  Minden  Road
               Bossier  City,  Louisiana    71111
               Telecopier  No.:    (318)  746-0853
               Attention:    Corporate  Secretary

          With  a  copy  to:

               Akin  Gump  Strauss  Hauer  &  Feld
               1500  Nationsbank  Plaza
               300  Convent  Street
               San  Antonio,  Texas    78205
               Telecopier  No.:    (210)  224-2035
               Attention:    J.  Patrick  Ryan,  Esq.

          If  to  the  Trustee:

               First  Union  Bank  of  Connecticut
               10  State  Street  Square
               Hartford,  Connecticut  06103-3698
               Telecopier  No.:    (860)  247-1356
               Attention:    Corporate  Trust  Administration


          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by over-night air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION  13.03.        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

          Holders may communicate pursuant to TIA 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the
protection  of  TIA      312(c).

SECTION  13.04.          CERTIFICATE  AND  OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Sec-tion 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Sec-tion 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION  13.05.          STATEMENTS  REQUIRED  IN  CERTIFICATE  OR  OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate
provided pursuant to TIA   314(a)(4)) shall comply with the provisions of TIA
 314(e)  and  shall  include:

               (a) a statement that the Person mak-ing such certi-ficate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investi-gation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condi-tion or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION  13.06.          RULES  BY  TRUSTEE  AND  AGENTS.

          The  Trustee may make reasonable rules for action by or at a meeting
of  Holders.   The Registrar or Paying Agent may make reasonable rules and set reasonable  requirements  for  its  functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, any Guarantee or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION  13.08.          GOVERNING  LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

SECTION  13.09.          NO  ADVERSE  INTERPRETATION  OF  OTHER  AGREEMENTS.

          This  Indenture  may  not  be used to interpret any other indenture, loan  or  debt  agreement  of the Company or its Subsidiaries or of any other
Person.    Any  such  indenture,  loan  or  debt  agreement may not be used to interpret  this  Indenture.

SECTION  13.10.          SUCCESSORS.

          All agreements of the Company and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION  13.11.          SEVERABILITY.

          In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION  13.12.          COUNTERPART  ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION  13.13.          ACTS  OF  HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 13.13.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Company's Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to
Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization,direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION  13.14.          LEGAL  HOLIDAYS.

          If any date specified in this Indenture, the Notes or the Collateral Documents for the occurrence of any event (including the giving of notice and the making of a payment) shall not be a Business Day, then such event shall occur on the next succeeding date that is a Business Day with the same force and effect as if such event had occurred on the date originally specified and, if such event is a payment day in respect of the Notes, no interest shall accrue for the intervening period.

SECTION  13.14.          TABLE  OF  CONTENTS,  HEADINGS,  ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     [Signatures  on  following  page]

                              SIGNATURES

Dated  as  of  August  22,  1996              CASINO MAGIC OF LOUISIANA, CORP.


                              By: /s/ Robert A. Callaway
                              Name: Robert A. Callaway
                              Title: Executive Vice President, General Council

Attest: Jay S. Osman





Dated  as  of  August  22,  1996                  JEFFERSON CASINO CORPORATION



                              By: /s/ Robert A. Callaway
                              Name: Robert A. Callaway
                              Title: Executive Vice President, General Council
Attest: Jay S. Osman





Dated  as  of  August  22,  1996               FIRST UNION BANK OF CONNECTICUT
                                   Trustee


                              By: /s/ W. Jeffrey Kramer
                              Name: W. Jeffrey Kramer
                              Title: Vice President
Attest:


                                                              (SEAL)


     A-1


     C-3

     EXHIBIT  C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:    13%  First  Mortgage  Notes due 2003 With Contingent Interest of Casino
Magic  of  Louisiana,  Corp.

          This Certificate relates to $___________ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ____________________________________ (the "Transferor").

The  Transferor*:

     ___ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     ___          has  requested  the  Trustee by written order to exchange or register  the  transfer  of  a  Note  or  Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that it is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     ___         Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A), Section 2.06(b)(i)(A) or Section 2.06(d)(i)(A) of the Indenture).

     ___          Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i)(B) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B),
Section  2.06(b)(i)(B)  or  Section  2.06(d)(i)(B)  of  the  Indenture.)


_______________
 *Check  applicable  box.

     ___ Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i)(B) or Section 2.06(d)(i)(B) of the Indenture).

     ___       Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Rule 904 under the Securities Act. An
Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C), Section 2.06(b)(i)(C) or Section 2.06(d)(i)(C) of the Indenture).



[INSERT  NAME  OF  TRANSFEROR]


By:



Date:









_______________
 *Check  applicable  box.

                                   EXHIBIT  D

                        FORM OF SUPPLEMENTAL INDENTURE


          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________________, between ________________________ (the "Guarantor"), a subsidiary of Casino Magic of Louisiana, Corp. (or its successor), a Louisiana corporation (the "Company"), and First Union Bank of Connecticut, as trustee under the indenture referred to below (the "Trustee").

                          W  I  T  N  E  S  S  E  T  H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 22, 1996, providing for the issuance of an aggregate principal amount of $115,000,000 of 13% First Mortgage Notes due 2003 with Contingent Interest (the "Notes");

          WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee all of the Company's obligations under of the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.          AGREEMENT  TO  GUARANTEE.

               (a) The Guarantor, jointly and severally, hereby unconditionally guarantees, on a senior secured basis (each such guarantee being a "Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and Liquidated Damages, if any and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal, premium, Liquidated Damages, if any, and interest, if any, of the Notes, and all other Obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately, whether or not such failure to pay or perform has become an Event of Default that could cause acceleration pursuant to Section 6.02 of the Indenture. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

               (b) Each Guarantor hereby agrees that its obligations with regard to each Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provision hereof or thereof, the recovery of any judgment against the Company or any other obligor with respect to the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) diligence, presentment, demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of
Section 1111(b)(2) of the Federal Bankruptcy Code; or (viii) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or as otherwise expressly provided herein.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 6 of the Indenture, those obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.

          3. EXECUTION AND DELIVERY OF GUARANTEES. To evidence the Guarantees set forth in Section 0 of the Indenture, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit B of the Indenture shall be endorsed on each Note authenticated and delivered by the Trustee and that the Indenture shall be executed on behalf of each of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of each of the Guarantors, under a facsimile of its seal reproduced on the Indenture and attested to by an Officer other than the Officer executing the Indenture.

          Each  of  the  Guarantors  agree  that  the  Guarantees set forth in
Article 0 of the Indenture shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

          If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in the Indenture on behalf of the Guarantors.

          4. LIMITATION OF GUARANTORS' LIABILITY. Each Guarantor, and by its acceptance hereof, each Holder, hereby confirms that it is its intention that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Guarantees. To effectuate the foregoing intention, each such Holder hereby irrevocably agrees that the obligation of such Guarantor under its Guarantee under Article 0 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
Article 0 of the Indenture, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

          5.          GUARANTORS  MAY  CONSOLIDATE,  ETC.,  ON  CERTAIN TERMS.
          No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of Section
11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes, pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee, all the Obligations of such Guarantor under the Notes, the Indenture and the Collateral Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture; (v) the Fixed Charge Coverage Ratio of such Guarantor, or any Person formed by or surviving any such consolidation or merger, for the Reference Period immediately preceding the date on which such consolidation or merger occurred, determined on a pro forma basis (including a pro forma application of the proceeds therefrom) as if such consolidation or merger had occurred at the beginning of such Reference Period, would be no less than 85% of such Guarantor's or such Person's Fixed Charge Coverage Ratio for such Reference Period prior to giving effect to such consolidation or merger; (vi) such transaction would not result in the loss or suspension or material impairment of any Gaming License (unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment); and (vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction; PROVIDED, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; PROVIDED, FURTHER, HOWEVER, that the requirements set forth in the preceding clauses (iii), (iv) and (v) will not prohibit any merger or consolidation among the Company and one or more Wholly Owned Subsidiaries of the Company.

          The Trustee, subject to the provisions of Section 11.05 of the Indenture, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of Section 0 of the Indenture. Such certificate and opinion shall comply with the provisions of Section 13.05 of the Indenture.

          6. RELEASES OF GUARANTEES. In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than Jefferson Corp.), then such Guarantor on (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any Obligations under its Guarantee and the Collateral Documents; PROVIDED that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee and the Collateral Documents. Any Guarantor not released from its obligations under its Guarantee and Collateral Documents shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other Obligations of any Guarantor under the Indenture as provided in Article 0 of the Indenture. Nothing herein shall relieve the Company from its obligations to apply the proceeds of an Asset Sale as provided in Section 4.10 of the Indenture.

          7. "TRUSTEE" TO INCLUDE PAYING AGENT. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "TRUSTEE" as used in Article 0 of the Indenture shall in such case (unless the context shall otherwise require) be construed as extending to and includ-ing such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 0 of the Indenture in place of the Trustee.

          8. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          9. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

          10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



IN WITNESS WHEREOF, the parties hereto caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:    August 22, 1996



[Guarantor]


By:  /s/ Robert A. Callaway
Name: Robert A. Callaway
Title: Executive Vice President and General Council

First  Union  Bank  of  Connecticut,
     as  Trustee


By:  /s/ W. Jeffrey Kramer
Name: W. Jeffrey Kramer
Title: Vice President